EXHIBIT 4(a)


Number   TAR                                                     Shares      *0*

                                                             SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

                                                              CUSIP  653522 77 1

                        NIAGARA MOHAWK POWER CORPORATION
                        --------------------------------
                         Incorporated Under the Laws of
                              the State of New York

         THIS CERTIFIES THAT **Specimen**

is the owner of **Zero   (0)**

full-paid and non-assessable shares of par value of $25 each of the FixedAdjustable Rate Cumulative Preferred Stock, Series D of

                        NIAGARA MOHAWK POWER CORPORATION
                        --------------------------------

(hereinafter called the Corporation) transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to the provisions of the Certificate of Consolidation forming the Corporation and all certificates of the Corporation filed pursuant to law (copies of which are filed with the Transfer Agent). This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

         WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED  **Specimen**
       ------------
Countersigned and Registered:

                           [IMPRESSION OF TRUST SEAL]

         THE BANK OF NEW YORK
                                            /s/William E. Davis
         Transfer Agent and Registrar       ---------------------------------
                                            Chairman of the Board and
                                            Chief Executive Officer


                                            /s/ Kapua A. Rice
                                            ----------------------------------
                                            Secretary

                        NIAGARA MOHAWK POWER CORPORATION

         The Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class of shares authorized to be issued and the designation, relative rights, preferences and limitations of each series of preferred shares, so far as the same have been fixed, and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as through they were written out in full according to applicable laws or regulations:

                  TEN COM    -  as tenants in common
                  TEN ENT    -  as tenants by the entireties
                  JT TEM     -  as joint tenants with right
                                of survivorship and not as tenants
                                in common

                  UNIF GIFT MIN ACT _____  Custodian _______
                                    (Cust)           (Minor)

                                    Under Uniform Gifts to Minors Act of
                                    ----------------------------
                                         (State)

     Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ___________________ HEREBY SELLS, ASSIGNS AND
TRANSFERS UNTO


--------------------------------------------------------------------------------
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)


______________________ shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
_________________________Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________________